UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2012

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2012, three members of the West Marine, Inc. management team, including Ronald S. Japinga, Executive Vice President-Merchandising, entered into stock sale plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934.

Rule 10b5-1 is designed to allow insiders of an issuer to adopt written plans at a time when they are not in possession of material nonpublic information, in order to sell stock of the issuer according to the plan over time, regardless of subsequent nonpublic information they receive.  Once such plans are entered into, the execution of the transactions setup in advance will be solely controlled by a broker administering the plan.

Each plan is separate and distinct to the particular individual and sales under the plans will not be coordinated or aggregated.  The sales plans include sales of stock underlying exercised options.

No sales under the plans will occur prior to December 3, 2012, and each sales plan is set to expire on November 1, 2013, unless all of the stock covered by the sales plan is sold before that date or certain other specified events occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: November 16, 2012	By:	/s/ Pamela J. Fields
Pamela J. Fields
Secretary and General Counsel